BANKWELL FINANCIAL GROUP REPORTS RECORD OPERATING RESULTS FOR THE SECOND QUARTER; INCREASES DIVIDEND BY 29%
New Canaan, CT – July 28, 2021 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported record GAAP net income of $6.2 million, or $0.79 per share, for the second quarter of 2021, versus $1.2 million, or $0.16 per share, for the same period in 2020.
The Company's Board of Directors declared a $0.18 per share cash dividend, payable August 26, 2021 to shareholders of record on August 16, 2021, representing a 29% increase when compared to the prior quarter’s dividend.
We recommend reading this earnings release in conjunction with the Second Quarter 2021 Investor Presentation, located at http://investor.mybankwell.com/Presentations and included as an exhibit to our July 28, 2021 Current Report on Form 8-K.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
"I’d like to congratulate the entire Bankwell team for an outstanding job, not just this quarter, but over the last eighteen months. Not only have we navigated the challenges brought about by the global health crisis, but we are emerging from, what we hope to be, the closing stages of the pandemic as a stronger, more robust bank. Excluding PPP loans, we have grown our loan book 5% for the quarter and 9% year to date. We continue to improve our deposit structure and cost, growing non-interest bearing deposits by 17% on a linked quarter basis, and increasing the quarterly net interest margin to 3.12%. We expect to see further improvement in the NIM as 2021 progresses. Consistent with the Company’s focus on improving its deposit base, we’ve just completed the conversion of our online banking product to offer a more robust and more competitive solution. We expect this added capability to help us further grow our business deposit franchise. Credit quality continues to improve. Any COVID impacted loans carry specific reserves or are well collateralized, and we expect these loans to return to accrual status over the coming quarters.
"Confident in our earnings outlook, Bankwell’s Board has just approved a 29% increase in our quarterly dividend to $0.18 per share. We look forward to a strong finish to 2021 and are planning substantial growth and profitability in 2022."
Second Quarter 2021 Highlights:
•Return on average assets was 1.11% and return on average equity was 13.06% for the quarter ended June 30, 2021.
•The net interest margin improved to 3.12% for the quarter ended June 30, 2021.
•The efficiency ratio improved to 55.7% for the quarter ended June 30, 2021.
•Total gross loans were $1.7 billion, growing $139.8 million, or 8.8%, compared to December 31, 2020, excluding Paycheck Protection Program ("PPP") loans.
•Resumption of SBA loan sales with gains of $0.8 million compared to no sales for the quarter ended June 30, 2020.
•Total deposits were $1.9 billion compared to $1.8 billion at December 31, 2020.
•Noninterest bearing deposits increased by $58.2 million, or 21.6% compared to December 31, 2020.
•The cost of interest bearing deposits decreased approximately 64 basis points to 0.68% when compared to the quarter ended June 30, 2020.
•Investment securities totaled $109.3 million and represent 4.8% of total assets.
•Tangible book value per share rose to $24.40 compared to $22.43 at December 31, 2020.
•Shares issued and outstanding were 7,895,101, reflecting repurchases of 13,529 shares of common stock at a weighted average price of $27.44 during the quarter ended June 30, 2021.
•Repaid $10.0 million of subordinated debt on May 15, 2021.

Earnings and Performance
Revenues (net interest income plus noninterest income) for the quarter ended June 30, 2021 were $18.0 million, versus $14.2 million for the quarter ended June 30, 2020. Revenues for the six months ended June 30, 2021 were $34.6 million, versus $28.6 million for the six months ended June 30, 2020. The increase was primarily attributable to lower interest expense on deposits and from the resumption of SBA loan sales. Revenues for the six months ended June 30, 2021 also benefited from a one-time federal payroll tax credit for COVID-19 of $0.9 million.
Net income for the quarter ended June 30, 2021 was $6.2 million, versus $1.2 million for the quarter ended June 30, 2020. Net income for the six months ended June 30, 2021 was $11.9 million, versus $2.6 million for the six months ended June 30, 2020. The increase in net income was primarily impacted by the aforementioned increases in revenues and a decrease in the provision for loan losses resulting from the absence of elevated reserves recognized in 2020 due to the impact of the COVID-19 pandemic and improving economic trends in 2021.
Basic and diluted earnings per share were each $0.79 for the quarter ended June 30, 2021 compared to basic and diluted earnings per share of $0.16 each for the quarter ended June 30, 2020. Basic and diluted earnings per share were $1.51 and $1.50, respectively, for the six months ended June 30, 2021 compared to basic and diluted earnings per share of $0.33 each for the six months ended June 30, 2020.
The net interest margin (fully taxable equivalent basis) for the quarters ended June 30, 2021 and June 30, 2020 was 3.12% and 2.81%, respectively. The net interest margin (fully taxable equivalent basis) for the six months ended June 30, 2021 and June 30, 2020 was 2.93% and 2.89%, respectively. The increase in the net interest margin was due to a decrease in rates on interest bearing deposits and a greater percentage of noninterest bearing deposits, partially offset by excess liquidity.
Financial Condition
Assets totaled $2.27 billion at June 30, 2021, compared to assets of $2.25 billion at December 31, 2020. The change in assets remained relatively flat as the increase in loans were offset by a decrease in excess liquidity. Gross loans totaled $1.7 billion at June 30, 2021, an increase of $112.9 million compared to December 31, 2020. Excluding PPP loans, gross loans increased by $139.8 million at June 30, 2021 when compared to December 31, 2020. Deposits totaled $1.9 billion at June 30, 2021, compared to deposits of $1.8 billion at December 31, 2020.
Capital
Shareholders’ equity totaled $190.8 million as of June 30, 2021, an increase of $14.2 million compared to December 31, 2020, primarily a result of (i) net income of $11.9 million for the six months ended June 30, 2021 and (ii) a $5.4 million favorable impact to accumulated other comprehensive income driven by fair value marks related to hedge positions involving interest rate swaps. The Company's interest rate swaps are used to hedge interest rate risk. The Company's current interest rate swap positions will cause a decrease to other comprehensive income in a falling interest rate environment and an increase in a rising interest rate environment. The increase in Shareholders’ equity was partially offset by dividends paid of $2.2 million and common stock repurchases of $1.8 million.

About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Penko Ivanov, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include, but are not limited to, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, uncertain impacts of, or additional changes in, monetary, fiscal or tax policy to address the impact of COVID-19, prolonged measures to contain the spread of COVID-19 or premature easing of such containment measures, either of which could further exacerbate the effects on the Company’s business and results of operations, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.
Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity and tangible book value per share are useful to evaluate the relative strength of the Company's capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020
ASSETS
Cash and due from banks	$297,851	$351,194	$405,340	$201,380
Federal funds sold	4,036	10,811	4,258	5,886
Cash and cash equivalents	301,887	362,005	409,598	207,266

Investment securities
Marketable equity securities, at fair value	2,192	2,178	2,207	2,195
Available for sale investment securities, at fair value	90,983	83,218	88,605	82,220
Held to maturity investment securities, at amortized cost	16,166	16,225	16,078	16,196
Total investment securities	109,341	101,621	106,890	100,611
Loans receivable (net of allowance for loan losses of $16,672, $20,545, $21,009, and $19,662 at June 30, 2021, March 31, 2021, December 31, 2020, and June 30, 2020, respectively)	1,719,274	1,650,127	1,601,672	1,590,995
Other real estate owned	—	—	—	180
Accrued interest receivable	6,661	7,306	6,579	6,774
Federal Home Loan Bank stock, at cost	3,844	6,446	7,860	7,835
Premises and equipment, net	33,916	33,386	21,762	27,177
Bank-owned life insurance	48,632	42,881	42,651	42,167
Goodwill	2,589	2,589	2,589	2,589
Other intangible assets	58	67	76	178
Deferred income taxes, net	8,208	8,908	11,300	11,352
Other assets	35,415	29,131	42,770	46,511
Total assets	$2,269,825	$2,244,467	$2,253,747	$2,043,635

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$328,473	$280,947	$270,235	$214,789
Interest bearing deposits	1,610,829	1,578,861	1,557,081	1,405,175
Total deposits	1,939,302	1,859,808	1,827,316	1,619,964

Advances from the Federal Home Loan Bank	75,000	125,000	175,000	175,000
Subordinated debentures	15,366	25,271	25,258	25,233
Accrued expenses and other liabilities	49,362	46,445	49,571	53,078
Total liabilities	2,079,030	2,056,524	2,077,145	1,873,275

Shareholders’ equity
Common stock, no par value	120,451	120,398	121,338	120,381
Retained earnings	80,543	75,418	70,839	69,712
Accumulated other comprehensive loss	(10,199)	(7,873)	(15,575)	(19,733)
Total shareholders’ equity	190,795	187,943	176,602	170,360

Total liabilities and shareholders’ equity	$2,269,825	$2,244,467	$2,253,747	$2,043,635

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended				For the Six Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Interest and dividend income
Interest and fees on loans	$19,266	$17,900	$18,194	$18,459	$37,166	$37,444
Interest and dividends on securities	736	769	835	778	1,505	1,603
Interest on cash and cash equivalents	90	108	117	86	198	372
Total interest and dividend income	20,092	18,777	19,146	19,323	38,869	39,419

Interest expense
Interest expense on deposits	2,744	3,114	3,557	4,810	5,858	10,519
Interest expense on borrowings	769	1,008	1,285	876	1,777	1,977
Total interest expense	3,513	4,122	4,842	5,686	7,635	12,496

Net interest income	16,579	14,655	14,304	13,637	31,234	26,923
(Credit) provision for loan losses	(20)	(296)	709	2,999	(316)	6,184
Net interest income after (credit) provision for loan losses	16,599	14,951	13,595	10,638	31,550	20,739

Noninterest income
Gains and fees from sales of loans	814	513	16	—	1,327	—
Bank owned life insurance	251	231	241	241	482	484
Service charges and fees	217	199	210	171	416	388
Other	158	1,013	154	165	1,170	777
Total noninterest income	1,440	1,956	621	577	3,395	1,649

Noninterest expense
Salaries and employee benefits	3,960	4,769	5,453	5,227	8,729	10,607
Occupancy and equipment	3,250	2,406	4,516	2,235	5,656	4,144
Data processing	833	512	1,658	493	1,345	1,029
Professional services	547	587	591	434	1,134	1,145
Director fees	327	317	331	287	644	582
FDIC insurance	300	403	262	283	703	353
Marketing	140	(9)	118	199	131	361
Other	695	653	774	564	1,348	1,160
Total noninterest expense	10,052	9,638	13,703	9,722	19,690	19,381

Income before income tax expense	7,987	7,269	513	1,493	15,255	3,007
Income tax expense	1,759	1,579	177	279	3,338	430
Net income	$6,228	$5,690	$336	$1,214	$11,917	$2,577

Earnings Per Common Share:
Basic	$0.79	$0.72	$0.04	$0.16	$1.51	$0.33
Diluted	$0.79	$0.71	$0.04	$0.16	$1.50	$0.33

Weighted Average Common Shares Outstanding:
Basic	7,722,481	7,758,540	7,726,926	7,715,094	7,744,368	7,732,615
Diluted	7,768,026	7,800,777	7,728,206	7,715,295	7,792,600	7,748,104
Dividends per common share	$0.14	$0.14	$0.14	$0.14	$0.28	$0.28

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarter Ended				For the Six Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Performance ratios:
Return on average assets(1)	1.11%	1.02%	0.06%	0.23%	1.07%	0.26%
Return on average stockholders' equity(1)	13.06%	12.67%	0.75%	2.82%	12.87%	2.92%
Return on average tangible common equity(1)	13.25%	12.86%	0.76%	2.86%	13.06%	2.97%
Net interest margin	3.12%	2.74%	2.66%	2.81%	2.93%	2.89%
Efficiency ratio(2)	55.7%	58.0%	91.2%	68.2%	56.8%	67.7%
Net loan charge-offs as a % of average loans	0.23%	0.01%	—%	—%	0.24%	—%
Dividend payout ratio(3)	17.72%	19.72%	350.00%	87.50%	18.67%	84.85%
(1)2020 performance ratios were negatively impacted by incremental COVID-19 pandemic related loan loss reserves and $3.9 million in one-time charges related to office consolidation, contract termination and employee severance costs recognized in the fourth quarter of 2020.
(2)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(3)The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

	As of
	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(1)	10.95%	11.02%	11.06%	12.44%
Total Capital to Risk-Weighted Assets(1)	11.84%	12.17%	12.28%	13.63%
Tier I Capital to Risk-Weighted Assets(1)	10.95%	11.02%	11.06%	12.44%
Tier I Capital to Average Assets(1)	9.19%	8.82%	8.44%	9.93%
Tangible common equity to tangible assets	8.30%	8.27%	7.73%	8.21%
Tangible book value per common share(2)	$24.40	$23.99	$22.43	$21.70
(1)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.
(2)Excludes unvested restricted shares of 184,548, 186,485, 163,369, and 165,708 as of June 30, 2021, March 31, 2021, December 31, 2020, and June 30, 2020, respectively.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020
Allowance for loan losses:
Balance at beginning of period	$20,545	$21,009	$20,372	$16,686
Charge-offs:
Commercial real estate	(3,814)	(163)	—	—
Commercial business	(51)	—	(75)	—
Consumer	(4)	(14)	(11)	(23)
Total charge-offs	(3,869)	(177)	(86)	(23)
Recoveries:
Commercial business	16	—	14	—
Consumer	—	9	—	—
Total recoveries	16	9	14	—
Net loan charge-offs	(3,853)	(168)	(72)	(23)
(Credit) provision for loan losses	(20)	(296)	709	2,999
Balance at end of period	$16,672	$20,545	$21,009	$19,662

Net loan charge-offs totaled $3.9 million for the quarter ended June 30, 2021 and primarily consisted of previously reserved commercial real estate exposure.

	As of
	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020
Asset quality:
Nonaccrual loans
Residential real estate	$1,160	$1,289	$1,492	$1,622
Commercial real estate	15,392	19,277	21,093	5,172
Commercial business	1,780	1,803	1,834	3,783
Construction	8,997	8,997	8,997	—
Total nonaccrual loans	27,329	31,366	33,416	10,577
Other real estate owned	—	—	—	180
Total nonperforming assets	$27,329	$31,366	$33,416	$10,757

Nonperforming loans as a % of total loans	1.57%	1.87%	2.06%	0.66%
Nonperforming assets as a % of total assets	1.20%	1.40%	1.48%	0.53%
Allowance for loan losses as a % of total loans	0.96%	1.23%	1.29%	1.22%
Allowance for loan losses as a % of nonperforming loans	61.00%	65.50%	62.87%	185.89%

Total nonaccrual loans declined $6.1 million to $27.3 million as of June 30, 2021 when compared to December 31, 2020 partially a result of the charge-offs described above. The Bank continues work-out activity on its nonaccrual loan population. Nonperforming assets as a percentage of total assets was 1.20% at June 30, 2021, down from 1.48% at December 31, 2020. The allowance for loan losses at June 30, 2021 was $16.7 million, representing 0.96% of total loans.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	June 30, 2021	March 31, 2021	December 31, 2020	Current QTD % Change	YTD % Change
Residential Real Estate	$100,260	$109,752	$113,557	(8.6)%	(11.7)%
Commercial Real Estate(1)	1,266,731	1,183,848	1,148,383	7.0	10.3
Construction	82,805	103,099	87,007	(19.7)	(4.8)
Total Real Estate Loans	1,449,796	1,396,699	1,348,947	3.8	7.5

Commercial Business(2)	279,814	267,698	276,601	4.5	1.2

Consumer	8,883	8,818	79	0.7	N/M(3)
Total Loans	$1,738,493	$1,673,215	$1,625,627	3.9%	6.9%

(1) Includes owner occupied commercial real estate.
(2) Includes $7.9 million, $19.2 million, and $34.8 million of PPP loans at June 30, 2021, March 31, 2021 and December 31, 2020, respectively.
(3) Metric not meaningful.
Gross loans totaled $1.7 billion at June 30, 2021, an increase of $112.9 million compared to December 31, 2020. Excluding PPP loans, gross loans increased by $139.8 million, or 8.8%, at June 30, 2021 when compared to December 31, 2020.

Period End Deposit Composition	June 30, 2021	March 31, 2021	December 31, 2020	Current QTD % Change	YTD % Change
Noninterest bearing demand	$328,473	$280,947	$270,235	16.9%	21.6%
NOW	136,558	118,489	101,737	15.2	34.2
Money Market	814,083	751,852	669,364	8.3	21.6
Savings	173,943	164,559	158,750	5.7	9.6
Time	486,245	543,961	627,230	(10.6)	(22.5)
Total Deposits	$1,939,302	$1,859,808	$1,827,316	4.3%	6.1%

Total deposits were $1.9 billion at June 30, 2021, compared to $1.8 billion at December 31, 2020, an increase of $112.0 million, or 6.1%.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	June 30, 2021	March 31, 2021	June 30, 2020	June 21 vs. March 21 % Change	June 21 vs. June 20 % Change
Gains and fees from sales of loans	$814	$513	$—	58.7%	N/A
Bank owned life insurance	251	231	241	8.7	4.1
Service charges and fees	217	199	171	9.0	26.9
Other	158	1,013	165	(84.4)	(4.2)
Total noninterest income	$1,440	$1,956	$577	(26.4)%	149.6%

	For the Six Months Ended
Noninterest income	June 30, 2021	June 30, 2020	% Change
Gains and fees from sales of loans	$1,327	$—	N/A
Bank owned life insurance	482	484	(0.4)
Service charges and fees	416	388	7.2
Other	1,170	777	50.6
Total noninterest income	$3,395	$1,649	105.9%

Noninterest income increased by $0.9 million to $1.4 million for the quarter ended June 30, 2021 compared to the quarter ended June 30, 2020. Noninterest income increased by $1.7 million to $3.4 million for the six months ended June 30, 2021 compared to the six months ended June 30, 2020.
The increase in noninterest income was driven by resumed SBA loan sales, totaling $0.8 million and $1.3 million for the quarter and six months ended June 30, 2021, respectively. In addition, the increase in noninterest income for the six months ended June 30, 2021 was impacted by a one-time federal payroll tax credit for COVID-19 of $0.9 million.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST EXPENSE (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest expense	June 30, 2021	March 31, 2021	June 30, 2020	June 21 vs. March 21 % Change	June 21 vs. June 20 % Change
Salaries and employee benefits	$3,960	$4,769	$5,227	(17.0)%	(24.2)%
Occupancy and equipment	3,250	2,406	2,235	35.1	45.4
Data processing	833	512	493	62.7	69.0
Professional services	547	587	434	(6.8)	26.0
Director fees	327	317	287	3.2	13.9
FDIC insurance	300	403	283	(25.6)	6.0
Marketing	140	(9)	199	N/M(1)	(29.6)
Other	695	653	564	6.4	23.2
Total noninterest expense	$10,052	$9,638	$9,722	4.3%	3.4%
(1) Metric not meaningful.

	For the Six Months Ended
Noninterest expense	June 30, 2021	June 30, 2020	% Change
Salaries and employee benefits	$8,729	$10,607	(17.7)%
Occupancy and equipment	5,656	4,144	36.5
Data processing	1,345	1,029	30.7
Professional services	1,134	1,145	(1.0)
FDIC insurance	703	353	99.2
Director fees	644	582	10.7
Marketing	131	361	(63.7)
Other	1,348	1,160	16.2
Total noninterest expense	$19,690	$19,381	1.6%
Noninterest expense increased by $0.3 million to $10.1 million for the quarter ended June 30, 2021 compared to the quarter ended June 30, 2020. The increase in noninterest expense was primarily driven by an increase in occupancy and equipment expense and data processing expense, partially offset by a decrease in salaries and employee benefits expense.
Noninterest expense increased by $0.3 million to $19.7 million for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase in noninterest expense was primarily driven by an increase in occupancy and equipment expense, FDIC insurance expense, and data processing expense, partially offset by a decrease in salaries and employee benefits expense.
For the quarter ended June 30, 2021 noninterest expense included $0.8 million of non-recurring items relating to office consolidation expenses ($0.4 million), COVID-19 cleaning protocols ($0.3 million) and the implementation of new online banking software ($0.1 million). See below for more information on what specific areas of non-interest expense were impacted by these non-recurring items.
Occupancy and equipment expense totaled $3.3 million for the quarter ended June 30, 2021, an increase of $1.0 million when compared to the same period in 2020. Occupancy and equipment expense totaled $5.7 million for the six months ended June 30, 2021, an increase of $1.5 million when compared to the same period in 2020. The increase in occupancy and equipment expense was primarily due to additional one-time charges of $0.4 million associated with office consolidation activity (previously disclosed in the fourth quarter of 2020) and an increase in lease expense resulting from the commencement of the lease on the Company's new headquarters building. In addition, the increase in occupancy and equipment expense for the six months ended June 30, 2021 was due to additional cleaning costs associated with precautions taken to prevent the spread of COVID-19. The additional cleaning protocols have been curtailed as of June 30, 2021.
Data processing expense totaled $0.8 million for the quarter ended June 30, 2021, an increase of $0.3 million when compared to the same period in 2020. Data processing expense totaled $1.3 million for the six months ended June 30, 2021, an increase of $0.3 million when compared to the same period in 2020. The increase in data processing expense was primarily due to $0.4 million in costs associated with the conversion to a new online banking system implemented in the second quarter of 2021.
FDIC insurance expense totaled $0.7 million for the six months ended June 30, 2021, an increase of $0.4 million when compared to the same period in 2020. The increase in FDIC insurance expense was due to the absence of available FDIC insurance credits recognized in the first quarter of 2020 and elevated expense due to liquidity driven balance sheet growth in 2021.
Salaries and employee benefits expense totaled $4.0 million for the quarter ended June 30, 2021, a decrease of $1.3 million when compared to the same period in 2020. Salaries and employee benefits expense totaled $8.7 million for the six months ended June 30, 2021, a decrease of $1.9 million when compared to the same period in 2020. The decrease in salaries and employee benefits expense was primarily driven by a decrease in full time equivalent employees as a direct result of the Voluntary Early Retirement Incentive Plan offered to eligible employees and other employee actions taken during the fourth quarter of 2020. Full time equivalent employees totaled 125 at June 30, 2021 compared to 152 for the same period in 2020. Average full time equivalent employees totaled 124 for the six months ended June 30, 2021 compared to 154 for the same period in 2020. Salaries and employee benefits expense was also favorably impacted as higher loan originations enabled the bank to defer a greater amount of expenses. Finally, salaries and employee benefits expense also benefited by a one-time deferral of $0.3 million in costs associated with a new online banking system implemented in the second quarter of 2021, partially offsetting the increase in data processing expenses relating to the same project described above.

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020
Total Equity	$190,795	$187,943	$176,602	$170,360
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	58	67	76	178
Tangible Common Equity	$188,148	$185,287	$173,937	$167,593

Total Assets	$2,269,825	$2,244,467	$2,253,747	$2,043,635
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	58	67	76	178
Tangible Assets	$2,267,178	$2,241,811	$2,251,082	$2,040,868

Tangible Common Equity to Tangible Assets	8.30%	8.27%	7.73%	8.21%

	As of
Computation of Tangible Book Value per Common Share	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020
Total shareholders' equity	$190,795	$187,943	$176,602	$170,360
Less:
Preferred stock	—	—	—	—
Common shareholders' equity	$190,795	$187,943	$176,602	$170,360
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	58	67	76	178
Tangible common shareholders' equity	$188,148	$185,287	$173,937	$167,593
Common shares	7,895,101	7,908,630	7,919,278	7,887,503
Less:
Shares of unvested restricted stock	184,548	186,485	163,369	165,708
Common shares less unvested restricted stock	7,710,553	7,722,145	7,755,909	7,721,795
Book value per share	$24.74	$24.34	$22.77	$22.06
Less:
Effects of intangible assets	$0.34	$0.34	$0.34	$0.36

Tangible Book Value per Common Share	$24.40	$23.99	$22.43	$21.70

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands)

	For the Quarter Ended				For the Six Months Ended
Computation of Efficiency Ratio	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Noninterest expense	$10,052	$9,638	$13,703	$9,722	$19,690	$19,381
Less:
Amortization of intangible assets	9	9	84	18	19	36
Other real estate owned expenses	—	—	—	6	—	6
Adjusted noninterest expense	$10,043	$9,629	$13,619	$9,698	$19,671	$19,339
Net interest income	$16,579	$14,655	$14,304	$13,637	$31,234	$26,923
Noninterest income	1,440	1,956	621	577	3,395	1,649
Less:
Net gain on sale of available for sale securities	—	—	—	—	—	—
Gain (loss) on sale of other real estate owned, net	—	—	—	—	—	—
Operating revenue	$18,019	$16,611	$14,925	$14,214	$34,629	$28,572

Efficiency ratio	55.7%	58.0%	91.2%	68.2%	56.8%	67.7%

	For the Quarter Ended				For the Six Months Ended
Computation of Return on Average Tangible Common Equity	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Net Income Attributable to Common Shareholders	$6,228	$5,690	$336	$1,214	$11,917	$2,577
Total average shareholders' equity	$191,224	$182,058	$178,439	$173,289	$186,664	$177,204
Less:
Average Goodwill	2,589	2,589	2,589	2,589	2,589	2,589
Average Other intangibles	64	73	153	190	68	199
Average tangible common equity	$188,571	$179,396	$175,697	$170,510	$184,007	$174,416

Annualized Return on Average Tangible Common Equity	13.25%	12.86%	0.76%	2.86%	13.06%	2.97%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest	Yield/ Rate (5)	Average Balance	Interest	Yield/ Rate (5)
Assets:
Cash and Fed funds sold	$336,073	$90	0.11%	$234,979	$86	0.15%
Securities(1)	103,297	761	2.95	95,421	738	3.09
Loans:
Commercial real estate	1,163,134	13,678	4.65	1,088,390	12,808	4.66
Residential real estate	105,975	958	3.62	134,295	1,251	3.73
Construction(2)	110,780	1,036	3.70	100,282	1,101	4.34
Commercial business	296,613	3,506	4.68	288,605	3,297	4.52
Consumer	8,851	88	3.98	111	2	8.71
Total loans	1,685,353	19,266	4.52	1,611,683	18,459	4.53
Federal Home Loan Bank stock	4,219	25	2.34	7,472	92	4.93
Total earning assets	2,128,942	$20,142	3.74%	1,949,555	$19,375	3.93%
Other assets	117,334			129,247
Total assets	$2,246,276			$2,078,802

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$118,806	$54	0.18%	$74,050	$31	0.17%
Money market	782,079	941	0.48	464,230	862	0.75
Savings	168,870	92	0.22	162,283	295	0.73
Time	538,915	1,657	1.23	765,103	3,622	1.90
Total interest bearing deposits	1,608,670	2,744	0.68	1,465,666	4,810	1.32
Borrowed Money	101,586	769	3.00	188,557	876	1.84
Total interest bearing liabilities	1,710,256	$3,513	0.82%	1,654,223	$5,686	1.38%
Noninterest bearing deposits	298,467			198,253
Other liabilities	46,329			53,037
Total liabilities	2,055,052			1,905,513
Shareholders' equity	191,224			173,289
Total liabilities and shareholders' equity	$2,246,276			$2,078,802
Net interest income(3)		$16,629			$13,689
Interest rate spread			2.92%			2.55%
Net interest margin(4)			3.12%			2.81%
(1)Average balances and yields for securities are based on amortized cost.
(2)Includes commercial and residential real estate construction.
(3)The adjustment for securities and loans taxable equivalency amounted to $50 thousand and $52 thousand for the quarters ended June 30, 2021 and 2020, respectively.
(4)Annualized net interest income as a percentage of earning assets.
(5)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Six Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest	Yield/ Rate (5)	Average Balance	Interest	Yield/ Rate (5)
Assets:
Cash and Fed funds sold	$368,779	$198	0.11%	$154,321	$372	0.48%
Securities(1)	102,252	1,549	3.03	96,932	1,513	3.12
Loans:
Commercial real estate	1,146,258	26,354	4.57	1,098,550	25,839	4.65
Residential real estate	109,003	1,996	3.66	139,059	2,607	3.75
Construction(2)	102,459	1,916	3.72	100,338	2,316	4.57
Commercial business	295,682	6,763	4.55	273,767	6,676	4.82
Consumer	6,956	137	3.96	133	6	8.51
Total loans	1,660,358	37,166	4.45	1,611,847	37,444	4.60
Federal Home Loan Bank stock	5,356	56	2.11	7,401	195	5.30
Total earning assets	2,136,745	$38,969	3.64%	1,870,501	$39,524	4.18%
Other assets	115,718			122,060
Total assets	$2,252,463			$1,992,561

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$109,990	$97	0.18%	$70,990	$59	0.17%
Money market	759,435	1,891	0.50	451,388	2,354	1.05
Savings	164,630	217	0.27	173,875	967	1.12
Time	574,876	3,653	1.28	702,853	7,139	2.04
Total interest bearing deposits	1,608,931	5,858	0.73	1,399,106	10,519	1.51
Borrowed Money	126,886	1,777	2.79	180,575	1,977	2.17
Total interest bearing liabilities	1,735,817	$7,635	0.89%	1,579,681	$12,496	1.59%
Noninterest bearing deposits	284,226			188,722
Other liabilities	45,756			46,954
Total liabilities	2,065,799			1,815,357
Shareholders' equity	186,664			177,204
Total liabilities and shareholders' equity	$2,252,463			$1,992,561
Net interest income(3)		$31,334			$27,028
Interest rate spread			2.75%			2.59%
Net interest margin(4)			2.93%			2.89%
(1)Average balances and yields for securities are based on amortized cost.
(2)Includes commercial and residential real estate construction.
(3)The adjustment for securities and loans taxable equivalency amounted to $100 thousand and $105 thousand for the six months ended June 30, 2021 and 2020, respectively.
(4)Annualized net interest income as a percentage of earning assets.
(5)Yields are calculated using the contractual day count convention for each respective product type.